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                                  Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:  Lori Crenny, 610-408-7494
lcrenny@ravisent.com

RAVISENT Completes the Sale of Its Consumer Electronics Business to STMicroelectronics

MALVERN, Penn.--(BUSINESS WIRE)--March 5, 2001--RAVISENT Technologies Inc. (NASDAQ: RVST), an IP licensing company providing digital audio and video software solutions and Internet appliance technology, today announced the completion, effective March 1, 2001, of its sale of RAVISENT's Consumer Electronics (CE) business to STMicroelectronics (NYSE: STM), a leading system-on-chip supplier to the digital consumer electronics industry. The agreement to sell RAVISENT's CE assets to STMicroelectronics was announced on January 18, 2001. RAVISENT's CE assets included the intellectual properties of the software CineMaster CE DVD technology, employees and technology know-how developed by the company.

Following the completion of the acquisition, the RAVISENT CE team, which is based in the Philadelphia, Pennsylvania area, and Karlsruhe, Germany, will be fully integrated into the Digital Video Division within ST's Consumer and Microcontroller Groups.

"I am delighted that the acquisition of RAVISENT's CE business has been completed. I welcome to ST the highly qualified RAVISENT CE team, with whom we have been cooperating for the past several years. This acquisition is an important step for ST in offering a complete system-on-chip platform for digital consumer appliances. It will strengthen ST's leading position in the areas of DVD, Set-Top Box and Digital TV markets," said Philippe Lambinet, General Manager of ST's Digital Video Division.

"ST's key strengths in development, and product support will enable ST to continue to offer a complete solution to its customers," said Frank Wilde, CEO of RAVISENT Technologies. "RAVISENT's CE assets will provide additional resources to enable ST to attract new business and continue to grow its worldwide presence." RAVISENT and ST anticipate maintaining a strong working relationship and continuing to build on their complementary strengths.

About STMicroelectronics

STMicroelectronics (formerly SGS-THOMSON Microelectronics) is a global independent semiconductor company, whose shares are traded on the New York Stock Exchange, on the Paris Bourse and on the Milan Stock Exchange. The Company designs, develops, manufactures and markets a broad range of semiconductor integrated circuits (ICs) and discrete devices used in a wide variety of microelectronic applications, including telecommunications systems, computer systems, consumer products, automotive products and industrial automation and control systems.

About RAVISENT Technologies Inc.

RAVISENT is an IP licensing company providing digital audio and video software solutions and Internet appliance technology to industry leading PC, and Internet Appliance OEMs, empowering them to deliver highly competitive, cost-effective products with a strong time-to-market advantage. RAVISENT software and intellectual property is contained in products from Compaq, Dell Computer, Gateway, Hewlett-Packard, Micron, ATI Technologies, C-Cube, ST Microelectronics, Telecom Italia, Formenti and IPM. Founded in 1994, RAVISENT is a global company, headquartered in Malvern, Pennsylvania, with offices in Silicon Valley, Vancouver, British Columbia and Japan. More information about RAVISENT is available at www.ravisent.com.

All companies and product names mentioned herein are for identification purposes only and may be trademarks and/or registered trademarks of their respective companies.

This press release may contain certain forward-looking statements that relate to RAVISENT's future business and financial performance. Such statements are subject to a number of risks and uncertainties that may cause the actual events of future results to differ from those discussed herein. Such factors include, among others: RAVISENT's recent change in its business model, its limited operating history, fluctuating quarterly operating results, expectation of future losses, anticipated price declines in products, dependence on its current product lines, dependence on a small number of customers, lack of long-term commitments with customers, dependence on manufacturers and strategic relationships, product delays, the difficulty of protecting proprietary rights, the ability to manage growth and attract and retain additional personnel, the potential for defects in its products, risks from international operations, its ability to raise capital in the future, its dependence on the personal computer and consumer electronics industries, competition, its ability to manage technological change and respond to evolving industry standards, government regulation and Year 2000 software issues. Investors are advised to read RAVISENT's Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled "Factors Affecting Operating Results," for a fuller discussion of these and other risks and uncertainties. Copyright(c)2001 RAVISENT Technologies. All rights reserved.